UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2014

CARROLL BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-54422	27-5463184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1321 Liberty Road
Sykesville, Maryland	21784
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 795-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 21, 2014, Carroll Bancorp, Inc. held its Annual Meeting of Stockholders at which its stockholders voted on the following matters:

1.	To elect three directors to serve for a three year term ending at the Annual Meeting of Stockholders to be held in 2017, and until their successors are duly elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes

R. Wayne Barnes	223,562	601	61,117
Gilbert L. Fleming	219,673	4,490	61,117
Robin L. Weisse	188,562	35,601	61,117

2.	To ratify the appointment of Stegman & Company as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

Votes For	281,502
Votes Against	3,339
Abstain	439
Broker Non-Votes	—

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Company’s proxy statement with respect to the Annual Meeting.

Votes For	220,977
Votes Against	2,926
Abstain	260
Broker Non-Votes	61,117

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2013	CARROLL BANCORP, INC.

/s/ Michael J. Gallina
Michael J. Gallina, Chief Financial Officer